Dalian Zhongshan Vitup Clinic’s Titles of Property, Rights and Interests Shift Contract

                       Serial number: zz2006-9081

Dalian Zhongshan Vitup Clinic’s titles of property, rights and interests shift contract (Hereinafter referred as “the contract”) is made and entered into as the first day of April 1, 2006 by the parties of this contract below:

Party A: Mr. Wang Shubin

ID Card No.: 220622196506270630

Party B : Dalian Vitup Healthcare Management Co., Ltd.

Registry Address: No. 108-1, Nanshan road, Zhongshan District, Dalian, China

Legal Representative: Wang Shubin       Position: Chairman of the board/president

Background fact:

1.

Dalian Zhongshan Vitup Clinic is established on January 11, 2006, with the registration address: No. 108-1, Nanshan Road, Zhongshan District, Dalian, China, registration number: Chinese industrial and Commercial Department entity number 210202220079, and business area: internal medicine department (respiration and nerve specialty) & Chinese Medicine Department (internal medicine. Dalian Zhongshan Vitup Clinic has acquired the granted medical institute license (registration number: PDY60172021020217D2132).

2.

Although Dalian Zhongshan Vitup Clinic is an individual proprietor and the stipulated investor is Wang Shubin, all the fund and equipment which was used to establish the Clinic was from Part B of this contract.

Both parties confirmed the background fact above, and agree to the following contract terms:

Article 1. Contract purpose

1.1

Both parties agree that the beneficiary of all of titles of the property, rights and interests of Dalian Zhongshan Vitup Clinic is party B.

1.2

Both parties agree that Part B will be in charge of the management and operation of Part A, and all the rights and obligations derived from this management and operation belong to Part B.

1.3

Both parties agree that, with the exception of Clause 1.4, Party A shall not collect and calculate its financial data. It’s property, income and expense shall be consolidated into Party B’s financial data, and make financial report in the name of Party B.

1.4

Notwithstanding the stipulation of Clause 1,3, Party A will collect and calculate its financial data for the purpose of tax, and pay the tax independently.

Article 2 Contract effectivity and revision

2.1 This contract shall be effective when it is signed and sealed by both parties.

2.2 After the contract becomes effective, it shall not be changed, revised  or repealed without the unanimous agreement of both parties.

Article 3 Supplementary clauses

3.1 This contract shall be executed in quadruplicate, and each party shall hold two of them; and each shall have the same binding force as the others. The supplements of this contract shall be an in dispensable constituent of this contract, and shall have the same binding force.

3.2 Each copy of this contract shall be sealed by both parties. Otherwise it shall not be the genuine expression of both parties.

****************The above text does not have a revision, nor the following text*****

Party B: Dalian Vitup Management Holding Co., Ltd

By:  _________________

         Wang Shubin, its Legal Representative (Authorized Representative)

Party A: Wang Shubin

By:__________________________